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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) April 1, 2005
                                                     --------------

                                DIRECTVIEW, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                     001-11115                   04-3053538
------------------------------ ------------------------ ----------------------
 (State or other jurisdiction      (Commission                (IRS Employer
   of incorporation)               File Number)             Identification No.)

7777 West Camino Real, Suite 200, Boca Raton, Florida           33433
---------------------------------------------------------   -------------------
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code      561-750-9777
                                                        ------------


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On April 1, 2005 we entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, L.P. ("Cornell"). Under the SEDA, we can require Cornell to purchase up to $10,000,000 of our common stock over a two-year period following the effective date of a registration covering the shares of our common stock to be sold to Cornell.

         The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $10,000,000 facility may be drawn-down upon by us in installments, the maximum amount of each of which is limited to $250,000. For each share of common stock purchased under the SEDA, Cornell Capital Partners, L.P. will pay 97% of the lowest volume weighted average price ("VWAP") of our shares during the five trading days following our draw-down notice to Cornell. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

         We are not obligated to draw down on the SEDA facility, but once we complete the registration of our common shares allocated to this facility and we satisfy normal conditions for this type of transaction, we have the right to require Cornell to purchase our common shares under the SEDA.

         In connection with the SEDA, we have issued to Cornell 9,500,000 shares of our common stock and paid a due diligence fee of $2,500. We are also committed to pay to Cornell an amount equal to 5% of each purchase of our common stock made by Cornell under the SEDA. We also paid Yorkville Advisors Management, LLC, the investment manager for Cornell, a structuring fee of $10,000, and on each sale under the SEDA we will pay an additional structuring fee of $500.00.

         Newbridge Securities Corporation acted as placement agent for the SEDA, and we paid that firm a fee of 500,000 shares of our common stock as compensation. We also granted Newbridge Securities Corporation piggy-back registration rights covering these shares.

         During the term of the SEDA, our officers and directors have agreed not to sell any of their shares of our common stock, except to the extent permitted under Rule 144. The number of shares of our common stock issuable to Cornell under the SEDA is subject to a 9.99% cap on the beneficial ownership that Cornell and its affiliates may have at the time of each installment (beneficial ownership is to be calculated in accordance with Section 13(d) of the Exchange
Act).

         Copies of the SEDA and the related registration rights agreement, escrow agreement, and placement agent agreement are attached to this report as exhibits. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Item 1.01.        Entry into a Material Definitive Agreement
Item 1.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02.        Unregistered Sales of Equity Securities

         On April 1, 2005, we entered into a Securities Purchase Agreement with Highgate House Funds, Ltd., an accredited investor, for the issuance and sale of $1,000,000 of 7% secured convertible debentures in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. At the time of signing the Securities Purchase Agreement, we also issued Highgate House Fund, Ltd. three-year common stock purchase warrants to purchase 4,000,000 shares of our common stock. The net proceeds from the sale of the debentures will be used by us for general corporate and working capital purposes.

         Under the Purchase Agreement, we have sold and issued a 7% secured debenture in the principal amount of $500,000 and we received $500,000 in proceeds less $62,500 in fees and expenses, as further described below. We will sell and issue the remaining $500,000 principal amount 7% secured convertible debenture, for a purchase price of $500,000, less $50,000 in fees as described below, two business days prior to our filing with the Securities and Exchange Commission of a registration statement covering the shares issuable upon conversion of the 7% secured convertible debentures and warrants.

         Interest is payable on the secured convertible debentures, at maturity or conversion, at the rate of 7% per year, compounded monthly. The 7% secured debentures mature one year from the issuance date at which time the outstanding principal and accrued interest are due. The secured convertible debentures are convertible at the option of holder into shares of our common stock at an initial conversion price of $0.024 per share. The conversion price of the secured convertible debentures is subject to adjustment in the event we issue or sell shares of our common stock or securities exercisable or convertible into shares of our common stock at a price less than the then effective conversion price, other than in certain circumstances as described in the Securities Purchase Agreement. The conversion price and number of shares issuable upon the conversion of the 7% secured convertible debentures are also subject to adjustment in the event of stock splits, stock dividends or recapitalizations.

         We have the right to redeem, with three business days' advance written notice, all or a portion of the outstanding secured convertible debentures at a redemption price of 120% of the amount redeemed, plus accrued interest. If we should default under the terms of the 7% secured convertible debentures, at the option of the holder the interest is payable in shares of our common stock valued at the closing bid price on the date the interest payment is due or made.

         As collateral, we have granted the debenture holders a security interest in all of our assets and property, and we have pledged 250,000,000 shares of our common stock. A certificate representing the pledged shares together with a stock power has been deposited in escrow with a third party. If we should default under the Securities Purchase Agreement, 7% convertible secured debentures or the related transactional documents, Highgate House Funds, Ltd. is entitled to voting, dividend and other rights over these pledged shares, and may take possession of and sell the pledged shares to satisfy our obligations to the debenture holder. Upon the satisfaction or conversion of the secured convertible debentures, the pledged shares will be returned to us for cancellation and return to our treasury.

         The warrants we issued to Highgate House Fund, Ltd. entitle it to purchase 4,000,000 shares of our common stock for $10.00, or an exercise price of $0.001 per share. The exercise price of the warrants is subject to adjustment in the event we issue or sell shares of our common stock or securities exercisable or convertible into shares of our common stock at a price less than the then effective exercise price, except under certain circumstances as described in the warrant. The exercise price and number of shares issuable upon the exercise of the warrants are also subject to adjustment in the event of stock splits, stock dividends or recapitalizations.

         Under the terms of the Securities Purchase Agreement, secured convertible debentures and warrants, no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Highgate House Funds, Ltd. and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such conversion or exercise. Highgate House Funds, Ltd. may waive this provision upon 65 days prior notice to us and this provision will not apply to the warrants during the last 60 days of the term of the warrants.

         So long as the 7% secured convertible debentures are outstanding, without the debenture holder's consent we cannot:

 o issue or sell shares of our common or preferred stock, or any warrant option or right to acquire shares of our common stock, without consideration or for a per share consideration less than the bid price for our shares on the date of issuance,

 o grant any party a security interest in our assets,

 o file a registration statement on Form S-8 (except with respect to our existing stock compensation plan), o consummate any merger, reorganization, asset sale or similar business combination, or o enter into any related
   Party transaction that is not upon terms and conditions at least as favorable as we could obtain from unrelated parties.

         We have agreed to file a registration statement with the Securities and Exchange Commission registering the shares of our common stock underlying the 7% secured convertible debentures and the warrants on or prior to May 31, 2005, and to use our best efforts to cause the registration statement to be declared effective by the SEC within 90 days from the date of filing. If we fail to meet either or both of these deadlines, or if the registration statement does not remain effective (except for certain specified periods) we are subject to the payment of liquidated damages equal to 2% of the liquidated value of the debentures, payable in cash or shares of our common stock at the option of the holder, for each 30 day period during which the deficiency is not cured.

         We agreed to pay Yorkville Advisors Management LLC, the investment advisor of Highgate House Funds, Ltd., a fee of $100,000, as well as an structuring fee of $10,000 and a due diligence fee of $2,500.

         Copies of the Securities Purchase Agreement, 7% secured convertible debenture, common stock purchase warrant and related transactional documents are attached hereto as exhibits. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.


Item 9.01.        Financial Statements and Exhibits

(c) Exhibits.



10.1     Securities Purchase Agreement dated April 1, 2005

10.2 7% secured convertible debenture issued to Highgate House Funds, Ltd. under Securities Purchase Agreement dated April 1, 2005

10.3 Common stock purchase warrant issued to Highgate House Funds, Ltd. under Securities Purchase Agreement dated April 1, 2005

10.4 Investor Registration Rights Agreement relating to Securities Purchase Agreement dated April 1, 2005

10.5 Escrow Agreement relating to Securities Purchase Agreement dated April 1, 2005

10.6 Security Agreement relating to Securities Purchase Agreement dated April 1, 2005

10.7 Pledge and Escrow Agreement relating to Securities Purchase Agreement dated April 1, 2005

10.8 Irrevocable Transfer Agent Instructions relating to Securities Purchase Agreement dated April 1, 2005

10.9    Standby Equity Distribution Agreement dated April 1, 2005

10.10 Escrow Agreement relating to Standby Equity Distribution Agreement dated April 1, 2005

10.11 Placement Agent Agreement with Newbridge Securities Corporation relating to Standby Equity Distribution Agreement dated April 1, 2005

10.12 Registration Rights Agreement relating to Standby Equity Distribution Agreement dated April 1, 2005

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          DIRECTVIEW, INC.




Date:  April 4, 2005                         By:  /s/ Michael Perry
                                                      -----------------
                                                       Michael Perry,
                                                       Chief Executive Officer